U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                        SCHEDULE 14C INFORMATION

            INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                 OF THE SECURITIES EXCHANGE ACT OF 1934
                        (AMENDMENT NO.     )

Check the appropriate box:

[X]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as
permitted by Rule 14(a)-6(e)(2))

[   ]  Definitive Information Statement


                    THE MAJESTIC COMPANIES, LTD.
      (Name of the Registrant as Specified in its Charter)

         Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113,
                   Newport Beach, California 92660
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[  ]  Fee Computed on table below per Exchange Act Rules 14a-
6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction
applies:
________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

4.  Proposed aggregate offering price:
________________________________________________________________

5.  Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:

________________________________________________________________

2.  Form, schedule, or registration statement number:

________________________________________________________________

   3.  Filing party:

________________________________________________________________

4.  Date filed:

________________________________________________________________

Notes:

                              INFORMATION STATEMENT

                          The Majestic Companies, Ltd.
                      8880 Rio San Diego Road, 8th Floor
                        San Diego, California 92108

                We Are Not Asking You for a Proxy and You Are
                     Requested Not To Send Us a Proxy

This Information Statement is furnished by the Board of Directors of The Majestic Companies, Ltd., a Nevada corporation ("Company"), to the holders of record at the close of business on July 1, 2000 ("Record Date"), of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). This Information Statement is being furnished to such stockholders in connection with seeking the written consent of a majority in interest of the stockholders to increase the authorized shares of common stock in the Articles of Incorporation of the Company from 50,000,000 to 200,000,000.

The Company's Board of Directors unanimously approved this increase in authorized shares of common stock by written consent of the Directors on July 11, 2000. Under applicable Nevada Law, approval of an amendment to the Articles of Incorporation of the Company requires an affirmative vote of a majority of the outstanding shares of Common Stock. The Company is currently soliciting the written consent of a majority of the outstanding shares of Common Stock, and the filing of an Amendment to the Articles of Incorporation with the Nevada Secretary of State to so increase the authorized shares will not be filed until after a date which is at least thirty (30) days after the filing of this Information Statement.

This Information Statement will be sent on or about
July 31, 2000 to the Company's stockholders of record who are not solicited for their consent of this corporate action.

                             VOTING SECURITIES

The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on July 1, 2000. On such date, the Company had issued and outstanding 36,061,770 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada, there are no dissenter's or appraisal rights relating to the matters to be voted

All matters to be voted on require an affirmative written vote of a majority of the issued and outstanding shares of the Company. As management and other major shareholders hold, directly or indirectly, a majority of the outstanding shares as of the record date and intend to vote in favor of the proposal, it is anticipated that the proposal will pass.

                               STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of July 5, 2000 (36,061,770 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Title of   Name and Address          Amount of         Percent of
Class           of                   Beneficial        Class (2)
           Beneficial Owner          Ownership (1)

Common     Francis A. Zubrowski      2,923,553(3)        7.56%
Stock      8880 Rio San Diego Road
           8th Floor
           San Diego, CA 92108

Common     Clayton S. Chase            524,800(4)        1.36%
Stock      8880 Rio San Diego Road
           8th Floor
           San Diego, CA 92108

Common     Alejandro V. Tovar          400,000(5)        1.03%
Stock      8880 Rio San Diego Road
           8th Floor
           San Diego, CA 92108

Common     Ralph D. Morren             103,000           0.27%
Stock      8880 Rio San Diego Road
           8th Floor
           San Diego, CA 92108

Common     Adrian P. Corbett           100,000           0.26%
Stock      8880 Rio San Diego Road
           8th Floor
           San Diego, CA 92108

Common     Paul S. Hewitt                 0              0.00%
Stock      8880 Rio San Diego Road
           8th Floor
           San Diego, CA 92108

Common      Shares of directors and  4,051,353         10.48%
Stock       executive officers as a
            group (6 persons)

(1) Other than as footnoted, none of these security holders has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) The percent of class is based on the issued and outstanding common stock, plus the options for the persons shown which are currently exercisable.

(3) Includes the following currently exercisable options: (a) options granted on November 1, 1998 to purchase 250,000 of shares of common stock at an exercise price of $1.00 per share, expiring on November 1, 2000; (b) options granted on November 1, 1999 to purchase 250,000 of shares of common stock at an exercise price of $1.25 per share, expiring on November 1, 2001; and (c) options granted on July 3, 2000 under The Majestic Companies Ltd. Employee Stock Option Plan to purchase 1,500,000 shares of common stock at an exercise price of $0.20 per share, expiring on July 3, 2010.

(4)  Includes options granted on July 3, 2000 under The Majestic
Companies Ltd. Employee Stock Option Plan to purchase 300,000 shares of common stock at an exercise price of $0.20 per share, expiring on July 3, 2010.

(5)  Includes options granted on July 3, 2000 under The Majestic
Companies Ltd. Employee Stock Option Plan to purchase 300,000 shares of common stock at an exercise price of $0.20 per share, expiring on July 3, 2010.

                     INCREASE IN AUTHORIZED SHARES

Description of Securities.

(a)  Shareholder Rights.

The Company's articles of incorporation authorize the issuance of 50,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of shares

preference upon liquidation

any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of July 1, 2000, the company had 31,974,070 shares of common stock issued and outstanding. There are 2,000,000 preferred shares authorized, but none have been issued.

(b)  Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its stockholders when the company's board of directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's stockholders to do so. The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued
Stock.

The Company's authorized but unissued capital stock consists of 13,938,230 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The company has engaged the services of ChaseMellon Shareholder
Services, 400 South Hope Street, 4th Floor, Los Angeles,
California 90071, to act as transfer agent and registrar.

Increase of Authorized Shares.

The corporate action to be taken consists of increasing the number of authorized common shares of the Company from 50,000,000 to 200,000,000. This is increase will allow the Board of Directors flexibility in structuring financing arrangements for the Company and in issuing common stock in exchange for services for the Company. Specifically, the Company proposes to issue up to 90,000,000 shares of common stock in an offering under a Form SB-2 Registration Statement to be filed on or about July 25, 2000 with the Securities and Exchange Commission (the remainder of the authorized shares will be held in treasury for further unspecified uses in the future). The shares under this offering are to be issued for a combination of cash, consulting services for the Company, acquisitions of assets and/or stock by the Company, and to register the shares of certain selling shareholders of the Company. The price for sale of the shares under this offering will be in relation to the current market price of the shares, and the Registration Statement will be updated to reflect this by the filing of a 424 Prospectus with the Securities and Exchange Commission. Therefore, the amount of consideration to be received under this offering cannot be determined at this time. The net cash proceeds from this offering will be used as working capital for the Company.

              FINANCIAL AND OTHER INFORMATION

The following documents previously filed by the Company (File
No. 000-28083) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 containing audited financial statements for the fiscal years ended December 31, 1999 and 1998, filed pursuant to Section 13(a) of the Exchange Act.

(b)  All other reports filed by the Company pursuant to Section
13(a) of the Exchange Act since December 31, 1999, consisting of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000.

The latest Annual Report on Form 10-KSB will be given to shareholders receiving this Information Statement.

By order of the Board of Directors
July 11, 2000

/s/  Alejandro V. Tovar
Alejandro V. Tovar, Corporate Secretary